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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Deckers Outdoor Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-82538) on Form S-8 of Deckers Outdoor Corporation of our report dated February 26, 2004, with respect to the consolidated balance sheets of Deckers Outdoor Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Deckers Outdoor Corporation. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.


                                        /s/ KPMG LLP

Los Angeles, California
March 18, 2004